                                                                  EXHIBIT 10.13


                              AMENDED AND RESTATED

                             PARTNERSHIP AGREEMENT

                                       OF

                              OPPENHEIMER CAPITAL



                           Dated as of March 14, 1991

                               TABLE OF CONTENTS
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                                                                       Page
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ARTICLE I       DEFINITIONS............................................   1

ARTICLE II      ORGANIZATION AND TERM..................................   4

                Section 2.01  Formation and Name of Partnership........   4
                Section 2.02  Place of Business........................   5
                Section 2.03  Activities in Delaware...................   5

ARTICLE III     PURPOSES...............................................   6

                Section 3.01  Purposes and Business....................   6
                Section 3.02  Powers...................................   6
                Section 3.03  Changes in the Tax Laws..................   6

ARTICLE IV      TERM OF THE PARTNERSHIP................................   7

ARTICLE V       CAPITAL ACCOUNTS.......................................   7

                Section 5.01  Capital Contributions....................   7
                Section 5.02  Capital Accounts.........................   8
                Section 5.03  Negative Capital Accounts................   9
                Section 5.04  Partners Not Personally Liable for
                                Return of Capital......................   9

ARTICLE VI      PROFITS AND LOSSES; DISTRIBUTIONS......................  10

                Section 6.01  Fiscal Year..............................  10
                Section 6.02  Determination of Profits and Losses......  10
                Section 6.03  Allocation of Income and Loss............  10
                Section 6.04  Allocation of Income and Loss for Income
                                Tax Purposes...........................  11
                Section 6.05  Liabilities and Reserve..................  11
                Section 6.06  Distributions Other than Upon
                                Liquidation............................  12

ARTICLE VII     MANAGEMENT.............................................  13

                Section 7.01  Management and Control of Partnership....  13
                Section 7.02  Powers of Managing Partner...............  13
                Section 7.03  Restrictions on Management...............  15
                Section 7.04  Title to Partnership Assets..............  16
                Section 7.05  Other Business Activities of Partners....  16
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                Section 7.06  Transactions with Partners or Affiliates.  17
                Section 7.07  Liability of Partner to Partnership
                                and Other Partners.....................  17
                Section 7.08  Indemnification..........................  17
                Section 7.09  Other Matters Concerning the Partners....  20
                Section 7.10  Resolution of Conflicts of Interest......  21

ARTICLE VIII    COMPENSATION AND EXPENSES..............................  22

                Section 8.01  Compensation to Managing Partner.........  22
                Section 8.02  Expenses of the Partnership..............  22
                Section 8.03  Reimbursement of Certain Expenses
                                of Op L.P. ............................  22

ARTICLE IX      FINANCIAL MATTERS......................................  22

                Section 9.01  Books and Records........................  22
                Section 9.02  Financial Statements and Information.....  23
                Section 9.03  Accounting Decisions.....................  24
                Section 9.04  Place Maintained.........................  24
                Section 9.05  Preparation of Tax Returns...............  24
                Section 9.06  Tax Elections............................  24
                Section 9.07  Tax Controversies........................  25

ARTICLE X       ISSUANCE OF ADDITIONAL INTERESTS.......................  25

ARTICLE XI      TRANSFER OF INTERESTS AND ADMISSION OF NEW PARTNERS....  26

                Section 11.01 Transfer of a Partner's Interest.........  26
                Section 11.02 Admission of Transferees as Partners.....  27
                Section 11.03 Allocation and Distributions Prior
                                to Admission...........................  27

ARTICLE XII     DISSOLUTION AND LIQUIDATION............................  28

                Section 12.01 Events Causing Dissolution...............  28
                Section 12.02 Dissolution..............................  29
                Section 12.03 Liquidation..............................  29
                Section 12.04 Termination of Partnership...............  31

ARTICLE XIII    AMENDMENTS.............................................  31

                Section 13.01 Amendments to Be Adopted Solely by
                                the Managing Partner...................  31
                Section 13.02 Amendment Procedures.....................  32
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ARTICLE XIV     POWER OF ATTORNEY.......................................  33

ARTICLE XV      MISCELLANEOUS PROVISIONS................................  34

                Section 15.01 Additional Actions and Documents..........  34
                Section 15.02 Notices...................................  34
                Section 15.03 Severability..............................  35
                Section 15.04 Survival..................................  36
                Section 15.05 Waivers...................................  36
                Section 15.06 Exercise of Rights........................  36
                Section 15.07 Binding Effect............................  36
                Section 15.08 Entire Agreement..........................  36
                Section 15.09 Pronouns..................................  37
                Section 15.10 Headings..................................  37
                Section 15.11 Governing Law.............................  37
                Section 15.12 Execution in Counterparts.................  37

ARTICLE XVI     EXECUTION...............................................  38
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                                      iii

                              AMENDED AND RESTATED
                            PARTNERSHIP AGREEMENT OF
                              OPPENHEIMER CAPITAL

        THIS PARTNERSHIP AGREEMENT OF OPPENHEIMER CAPITAL (the "Partnership"), amended and restated as of as of March 14, 1991, by and between Oppenheimer Financial Corp., a Delaware corporation ("Opfin"), and Oppenheimer Capital, L.P. ("Op L.P."), a Delaware limited partnership.


                              W I T N E S S E T H:

        WHEREAS, Opfin, as the managing partner of the Partnership, and Op L.P. entered into a Partnership Agreement, dated as of June 25, 1987 (the "Partnership Agreement"); and

        WHEREAS, Opfin has determined, pursuant to Sections 13.01(d)(i) and 13.01(d)(ii) of the Partnership Agreement, that it is in the best interests of the Partnership to amend the Partnership Agreement as set forth herein, which amendments may be made by Opfin, as the managing partner of the Partnership, without the approval of any other partner of the Partnership; and

        WHEREAS, Opfin has determined that it is in the best interests of the Partnership to restate the Partnership Agreement to incorporate such amendments;

        NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:


                                   ARTICLE I

                                  DEFINITIONS

        Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

        Advisers Act: The Investment Advisers Act of 1940, as amended.

        Affiliate: Any Person (as hereinafter defined) that directly or indirectly controls, is controlled by, or is under common control with, the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        Agreement: This Amended and Restated Partnership Agreement, as it may be further amended, supplemented or restated from time to time.

        Assignment and Assumption Agreement: The Assignment and Assumption Agreement between Opfin and the Partnership pursuant to which Opfin contributed certain assets formerly owned by Oppenheimer Capital Corp. and its subsidiaries, subject to certain liabilities, to the Partnership.

        Assignment Determination: The meaning set forth in Section 3.03 hereof.

        Capital Account: The meaning set forth in Section 5.02(a) hereof.

        Capital Contributions: The meaning set forth in Section 5.01(e) hereof.

        Cash Available for Distribution: The meaning set forth in Section 6.06 hereof.

        Closing Date: July 9, 1987.

        Code: The Internal Revenue Code of 1986, as amended to date and hereafter amended, or any successor statute, and the applicable Treasury Regulations thereunder. Any reference herein to a specific provision of the Code shall be deemed to include a reference to the corresponding provision of any successor statute.

        Company Act: The Investment Company Act of 1940, as amended.

        Fiscal Quarter: A quarter ending October 31, January 31, April 30 or July 31 of each Fiscal Year. The term "current Fiscal Quarter" shall mean the most recent Fiscal Quarter with respect to which any determination hereunder is being made. The Managing Partner shall have the authority to change the Fiscal Quarter if the Managing Partner, in its sole discretion, shall determine such change to be necessary or appropriate to the business of the Partnership.

        Fiscal Year: The meaning set forth in Section 6.01 hereof. The term "current Fiscal Year" shall mean the Fiscal Year which includes the current Fiscal Quarter.

        Managing Partner: Opfin, in its capacity as the managing partner of the Partnership, and any successor to Opfin in such capacity.

        NASDAQ: The National Association of Securities Dealers Automated Quotation System.

        National Securities Exchange: An exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

        Net Income and Net Loss: The meanings set forth in Section 6.02(c) hereof.

        OGI: Oppenheimer Group, Inc., a Delaware corporation.

        Op L.P. Agreement: The Agreement of Limited Partnership, amended and restated as of March 14, 1991, by and between Opfin, as general partner, and the limited partners of Op L.P. referred to therein, as such agreement may be further amended, supplemented or restated from time to time.

        Op L.P. Unit: The interest of a limited partner in Op L.P., representing a fractional part of the interests of all limited partners of Op L.P. equal to the quotient of one divided by the number of Op L.P. Units deemed to be outstanding under the Op L.P. Agreement.

        Over-allotment Option: The meaning set forth in Section 5.01(a) hereof.

        Partner: Any partner of the Partnership.

        Percentage Interest: At any date, a percentage determined for each Partner by dividing (a) the sum of such Partner's Capital Contributions plus or minus any adjustment to such Partner's Capital Account pursuant to Section 5.02(b) hereof by (b) the amount of all of the Partner's Capital Contributions plus or minus all adjustments to the Capital Accounts of all Partners pursuant to Section 5.02(b) hereof.

        Person: Any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

        Tax Determination: The meaning set forth in Article X hereof.

        Unit Price: An amount per Op L.P. Unit, as of any date of determination, equal to (i) if the Op L.P. Units are at the time traded on a National Securities Exchange, the average of, the last reported sale price per Op L.P. Unit regular way or, in case no reported sales have taken place on any such date, the last reported bid price per Op L.P. Unit regular way, on the five trading days immediately preceding the date of determination, (ii) if such Op L.P. Units are at the time being traded on NASDAQ and not on a National Securities Exchange, the average of the last sales price or, in case no such reported sales have taken place on any such date, the average of the closing bid prices per Op L.P. Unit regular way, on the five trading days immediately preceding such date of determination, or (iii) if the Op L.P. Units are not listed for trading on a National Securities Exchange or traded on NASDAQ, an amount equal to the fair market value of an Op L.P. Unit as of such date of determination, as determined by the General Partner of Op L.P. using any reasonable method of valuation.


                                   ARTICLE II

                             ORGANIZATION AND TERM

        Section 2.01 Formation and Name of Partnership. Opfin and Op L.P. formed and established the Partnership on June 25, 1987, pursuant to the provisions of the Delaware Uniform Partnership Law (6 Del. C. Section 1501, et seq.) Opfin and Op L.P. hereby agree, in accordance with the terms and conditions hereof, to continue to conduct the Partnership under the name of Oppenheimer Capital, or such other name as the Managing Partner may from time to time determine. The Managing Partner shall promptly execute, file and record any assumed or fictitious name certificates required by the laws of any state in which the Partnership transacts business. The Managing Partner in its sole discretion may change the name of the Partnership at any time or from time to time.

        Section 2.02 Place of Business. The principal place of business of the Partnership shall be Oppenheimer Tower, World Financial Center, New York, New York 10281. The Managing Partner may hereafter, in its sole discretion, change the principal place of business of the Partnership and establish other places of business for the Partnership.

        Section 2.03 Activities in Delaware. The Managing Partner agrees that the Partnership shall:

                (a) maintain a registered office in the State of Delaware;

                (b) maintain The Prentice-Hall Corporation System, Inc. ("PH") as agent for service of process or such other agent for service of process located in the State of Delaware and agrees that process may be served upon such agent in the State of Delaware (for PH currently at 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901);

                (c) maintain an office in the State of Delaware for the transaction of business and at which business shall be transacted;

                (d) maintain at least one employee in the State of Delaware;

                (e) maintain a telephone and a telephone directory listing in the State of Delaware;

                (f) maintain a bank account and a banking relationship in the State of Delaware;

                (g) maintain assets with a custodian located in the State of Delaware; and

                (h) file tax returns in the State of Delaware.

                                  ARTICLE III

                                    PURPOSES

                Section 3.01. Purposes and Business. The principal purpose and business of the Partnership shall be to provide, directly or through subpartnerships or subsidiaries, a full range of investment advisory services, and engage in the acquisition, development, ownership, management and distribution of investment advisory businesses and the development, management and distribution of investment companies registered under the Company Act and other pooled investment funds. The Partnership may also engage in investment, trading, financing and financial services activities of all kinds and carry on any business relating thereto or arising therefrom, including entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing activities or owning interests in any entity engaged in any of the foregoing activities; investing in securities issued by OGI or its Affiliates; and anything incidental or necessary to the foregoing which may lawfully be conducted by a general partnership organized pursuant to the Delaware Uniform Partnership Law.

        Section 3.02. Powers. The Partnership shall be empowered to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, any or all of the powers that may be exercised on behalf of the Partnership by the Managing Partner pursuant to Section 7.02.

        Section 3.03. Changes in the Tax Laws. If, as a result of a change in the Code or the occurrence of any other event, the Managing Partner reasonably believes there is a substantial risk that the Partnership will be treated as an association taxable as a corporation, then the Partnership shall have the right, but not the obligation, to transfer its assets to a newly formed corporation in exchange for all of the common stock of such corporation and to distribute such common stock to the Partners in liquidation of the Partnership; provided, however, that, notwithstanding the foregoing, no such transaction shall take place unless the Managing Partner determines that the advisory contracts with the investment advisory and investment company advisory clients of the Partnership having accounts representing more than 15% of assets under management will not be automatically terminated because they have not been assigned, as the term "assignment" is defined in the Advisers Act or the Company Act, or the requisite consents to preclude such termination have been obtained (an "Assignment Determination").


                                   ARTICLE IV

                            TERM OF THE PARTNERSHIP

        The Partnership commenced on June 25, 1997 and shall continue until December 31, 2061, unless dissolved and liquidated before such date in accordance with the provisions of this Agreement or unless extended beyond December 31, 2061 pursuant to the written consent of Partners having more than 50% of the Percentage Interests.


                                   ARTICLE V

                                CAPITAL ACCOUNTS

        Section 5.01. Capital Contributions.

                (a) On June 25, 1987, Op L.P. made a Capital Contribution in the amount of $10.00. As of the Closing Date, this amount was refunded to Op L.P., and Op L.P. made a Capital Contribution in an amount equal to the proceeds received by it from the public offering of Op L.P. Units consummated on the Closing Date, excluding the proceeds from the exercise of the Over-allotment Option granted to the underwriters in connection with the public offering of Op L.P. Units consummated on the Closing Date (the "Over-allotment Option"), net of all expenses relating thereto payable by Op L.P. (the "Transferred Proceeds").

                (b) On June 25, 1987, Opfin made a Capital Contribution in the amount of $10.00. As of the Closing Date, this amount was refunded to Opfin, and Opfin made an initial Capital Contribution consisting of the assets described in the Assignment and Assumption Agreement subject to the liabilities assumed therein, the value of which Capital Contribution was equal to

                        (i) the excess of

                            (x) 101.01% of the Transferred Proceeds, divided by

                            (y) .303; over

                        (ii) 101.01% of the Transferred Proceeds.

                (c) As promptly as possible following the receipt by Op L.P. of proceeds, if any, from the issuance of additional Op L.P. Units, including Op L.P. Units issued to participants in the Restricted Unit Plan and/or Restricted Option Plan (as such terms are defined in the Op L.P. Agreement) of the Partnership, Op L.P. shall contribute the proceeds of such issuance to the Partnership (net of all expenses relating thereto payable by Op L.P.) as an additional Capital Contribution. Except as set forth in Section 5.01(c), no Partner shall be required to make any additional Capital Contribution to the Partnership.

                (d) Any additional Capital Contributions shall be credited to a Partner's Capital Account as of the last day of the month in which the Capital Contribution is made.

                (e) The initial Capital Contributions of the Partners, and any additional Capital Contributions by them, are referred to collectively as the "Capital Contributions."

                (f) No Partner shall have the right to demand a return of all or any part of his Capital Contribution during the term of the Partnership, and any return of such Capital Contribution shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. No interest shall be paid on Capital Contributions.

        Section 5.02. Capital Accounts.

                (a) A capital account shall be maintained on the books of the Partnership for each Partner (its "Capital Account"), consisting of the amount of his initial Capital Contribution (i) increased by the amount of any additional Capital Contribution and such Partner's share of any Net Income allocated to its Capital Account and (ii) decreased by such Partner's share of any Net Loss allocated to such Partner's Capital Account and any distributions made to such Partner.

                (b) If any additional Capital Contributions are made, the Capital Accounts of the Partners shall, immediately prior to such contribution, be adjusted upwards or downwards to reflect the difference between the book value of the Partnership properties and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such properties immediately prior to such event and allocated pursuant to Section 6.03(b) hereof. In determining such gain or loss, the fair market value of the Partnership properties, as of the date of determination, shall equal (i) the quotient of (x) the product of (A) 1.01 times (B) the number of Op L.P. Units outstanding, as of the date of determination, times (C) the Unit Price, divided by (y) the Percentage Interest of Op L.P., plus (ii) the amount of any Partnership indebtedness outstanding as of the date of determination.

                (c) Upon the issuance of any Op L.P. Units in fulfillment of the terms of the Restricted Unit Plan and/or the Restricted Option Plan, Op L.P. shall be treated, solely for purposes of determining its Capital Account under this Agreement, as having made a Capital Contribution equal to the Unit Price of such Units as of the date of issuance; provided, however, that, in the case of Op L.P. Units issued pursuant to the Restricted Option Plan, Op L.P. has simultaneously transferred the exercise price to the Partnership.

                (d) It is recognized that adjustments to Capital Accounts under subsections (b) and (c) above may not be consistent with generally accepted accounting principles and, therefore, may be ignored for financial statement purposes.

        Section 5.03. Negative Capital Accounts. At no time during the term of the Partnership or upon dissolution and liquidation thereof shall a Partner with a negative balance in his Capital Account have any obligation to the Partnership or the other Partners to restore such negative balance, except as may be required by law.

        Section 5.04. Partners Not Personally Liable for Return of Capital. Notwithstanding anything to the contrary contained herein, no Partner shall be personally liable for the distribution or return of the Capital Contributions of any other Partner or any portion thereof, it being expressly agreed that any such distribution, return or payment as may be made at any time or from time to time shall be made solely from the assets of the Partnership.


                                   ARTICLE VI

                       PROFITS AND LOSSES; DISTRIBUTIONS

        Section 6.01. Fiscal Year. The fiscal year (the "Fiscal Year") of the Partnership for Partnership accounting and tax purposes shall end on April 30. The Managing Partner shall have authority to change the Fiscal Year, for either accounting or tax purposes, if the Managing Partner, in its sole discretion, subject to approval of the Internal Revenue Service, shall determine such change to be legally required or to be necessary or appropriate to the business of the Partnership.

        Section 6.02. Determination of Profits and Losses.

                (a) For Partnership accounting purposes and federal income tax purposes, the Partnership shall use the accrual method of accounting.

                (b) As of the close of the last day of each Fiscal Quarter of the Partnership, the Partnership's Net Income and/or Net Loss shall be computed and the Capital Accounts of each Partner shall be adjusted to reflect the allocation provided below.

                (c) "Net Income" and "Net Loss" of the Partnership for any Fiscal Quarter shall be calculated in accordance with generally accepted accounting principles, consistently applied.

        Section 6.03. Allocation of Income and Loss.

                (a) At the end of each Fiscal Quarter of the Partnership, one-third of Net Income or Net Loss of the Partnership for such Fiscal Quarter shall be allocated, for each calendar month therein, to those Persons who, as of the last day of such month, were Partners.

                (b) Except as provided in Sections 6.03(c) and 6.03(d) hereof, the allocation of Net Income and Net Loss, as to each month, shall be in accordance with a Partner's Percentage Interest as of the last day of such month.

                (c) If Net Income for a Fiscal Quarter exceeds the amount of the distribution for such quarter ("Excess Net Income"), one-third of the Excess Net Income shall be allocated to each Partner for each calendar month in such quarter in accordance with such Partner's Percentage Interest; provided, however, that to the extent that Partners received distributions with respect to any prior Fiscal Quarter in excess of Net Income (an "Excess Distribution"), the Excess Net Income shall first be allocated pro rata among such Partners in accordance with, and to the extent of, their Excess Distribution.

                (d) Notwithstanding the foregoing provisions of this Section 6.03, if the Partnership and Op L.P. are combined pursuant to the authority contained in Section 7.02 hereof, any state or local taxes which are imposed upon the surviving limited partnership primarily by reason of the tax status of the limited partners may be specifically allocated to such limited partners by the Managing Partner, in as fair a manner as possible, and the Net Income or Net Loss of the surviving limited partnership, and the allocations thereof, for the Fiscal Quarter shall be appropriately adjusted.

        Section 6.04. Allocation of Income and Loss for Income Tax Purposes. The income, deductions, gains, losses and credits of the Partnership shall be allocated for federal, state and local income tax purposes among the Persons who were Partners during the relevant taxable year in accordance with such Partners' interests, applicable provisions of the Code and other applicable law and administrative pronouncements (including Sections 704(b) and (c) of the Code), taking into account the Partners' Capital Accounts for such year and any variations therein, any distributions by the Partnership, any reimbursement of expenses of any Partner, any additional Capital Contributions and the differences between income for tax purposes and profitability for Partnership accounting purposes.

        Section 6.05. Liabilities and Reserve. Liabilities shall be determined in accordance with generally accepted accounting principles, consistently applied, and shall include reserves for estimated expenses and, as the Managing Partner may deem advisable in its sole discretion, reserves for contingencies.

        Section 6.06. Distributions Other than Upon Liquidation.

                (a) At least one time with respect to each Fiscal Quarter and no later than 30 business days after the end of each Fiscal Quarter, the Partnership shall distribute all of its excess cash with respect to such Fiscal Quarter ("Cash Available for Distribution") as determined by the Managing Partner, in its sole discretion, taking into account the Partnership's financial condition, results of operations, payment of interest or principal on any indebtedness, cash requirements (including capital expenditures and possible acquisitions) and general economic conditions. Such distributions shall be made to all Partners in accordance with their Percentage Interests.

                (b) In addition to the distributions contemplated by Section 6.06(a) hereof, the Managing Partner is authorized to make, at such time and from time to time as the Managing Partner shall elect in its sole discretion, any other distributions in cash or in kind to all Partners in accordance with their Percentage Interests. If a distribution is made in kind, immediately prior to such distribution, the Managing Partner shall determine the fair market value of the property distributed and adjust the Capital Accounts of all Partners upwards or downwards to reflect the difference, if any, between the book value and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such property and allocated pursuant to Section 6.03 hereof. Each such distribution shall reduce the Capital Account of the distributee Partner by the fair market value thereof.

                (c) The Managing Partner may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Partnership with respect to any amount distributed by the Partnership to any Partner shall be deemed to be a distribution or payment to such Partner, reduce the amount otherwise distributable to such Partner pursuant to this Agreement and reduce the Capital Account of such Partner.

                (d) If, as a result of a change in the Code or the occurrence of any other event, Op L.P. should cease to be treated as a partnership for federal income tax purposes or the Partnership effects a transaction pursuant to Section 3.03 hereof or Section 3.03 of the Op L.P. Agreement all distributions shall be made to all Partners on a pro rata basis in accordance with their respective Percentage Interests.


                                  ARTICLE VII

                                   MANAGEMENT

        Section 7.01. Management and Control of Partnership. Except as otherwise expressly provided or limited by the provisions of this Agreement, the Managing Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Partnership as set forth herein. In the event that Opfin transfers all of its interest in the Partnership to another Person, it shall, prior to such transfer, designate a new Managing Partner.

        Section 7.02. Powers of Managing Partner. Except as otherwise expressly provided herein, the Managing Partner (acting on behalf of the Partnership) shall have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership, as may be deemed by the Managing Partner to be necessary or appropriate to effectuate the business, purposes and objectives of the Partnership. The power and authority of the Managing Partner shall include, without imitation, the power and authority:

                (a) to acquire, own, lease, sublease, manage, hold, deal in, control or dispose of any interests or rights in personal property or real property;

                (b) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease of any assets of the Partnership;

                (c) to pay, collect, compromise, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities, known or unknown;

                (d) to borrow money or to obtain credit from banks, other lending institutions or any other Person, including the Partners and their Affiliates, and pursuant to indentures, loan agreements or any other type of instrument, for any purpose of the Partnership; provided, however, that money borrowed or credit obtained from a Partner or an Affiliate of a Partner shall be at such rate of interest and upon such other terms as are no less favorable to the Partnership than those obtainable from an unaffiliated third party;

                (e) to make, execute, assign, acknowledge and file on behalf of the Partnership any and all documents or instruments of any kind which the Managing Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership; and any Person dealing with the Managing Partner shall not be required to determine or inquire into its authority or power to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;

                (f) to assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Partnership, and to secure any of the obligations, contracts or liabilities of the Partnership, by mortgage, pledge or other encumbrance of all or any part of the property and income of the Partnership;

                (g) to invest funds of the Partnership;

                (h) to purchase Op L.P. Units, whether in the open market, through privately negotiated transactions or pursuant to Section 9.01 and/or
Article XVIII of the Op L.P. Agreement;

                (i) to employ and engage suitable agents, employees, advisers, consultants and counsel (including any custodian, investment banker, accountant, attorney, corporate fiduciary, bank or other reputable financial institution which may be an Affiliate of the Managing Partner, or any other agents, employees or Persons who may serve in such capacity for the Managing Partner or any Affiliate of the Managing Partner) and to designate, in the sole discretion of the Managing Partner, any employees or agents as officers of the Partnership with titles including but not limited to "chairman," "managing director," "president," "vice president," "treasurer," "secretary,"

"assistant treasurer" and "assistant secretary," each of whom shall serve at the pleasure of the Managing Partner, to carry out any activities that the Managing Partner is authorized or required to carry out under this Agreement, as and to the extent authorized by the Managing Partner, including, without limitation, to represent the Partnership in its dealings with third parties, to execute any kind of document or contract on behalf of the Partnership, to propose, approve or disapprove of or take action for and on behalf of the Partnership with respect to the operations of the Partnership, or to undertake some or all of the general management, property management, financial accounting and record keeping or other duties of the Managing Partner; and to indemnify such Persons against liabilities incurred by them in acting in such capacities on behalf of the Partnership;

                (j) to qualify the Partnership to do business in any state, territory, dependency or foreign country; and

                (k) to possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware and any other applicable laws, to the extent not expressly restricted by this Agreement.

        In addition to the foregoing, the Managing Partner shall have the authority, for business or regulatory reasons, to (a) convert the Partnership into a limited partnership with the Managing Partner as a general partner, Op L.P. as a limited partner and the remaining Partners having such interests as the Managing Partner shall determine and (b) concurrently therewith, combine (by merger or otherwise) the Partnership with Op L.P.

        The expression of any power or authority of the Managing Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

        Section 7.03. Restrictions on Management. Notwithstanding the generality of Section 7.02, the Managing Partner shall not, without the express written consent of all of the Partners:

                (a) incur any indebtedness (other than in the ordinary course of business or for investments in securities and/or to satisfy margin deposit requirements for investments in commodities) for money borrowed;

                (b) cause the Partnership, except in the ordinary course of the Partnership's business, to guaranty, endorse or become contingently liable upon the obligation of any other Person; or

                (c) sell or dispose of all or substantially all of the Partnership's assets (provided that sales of client receivables or sales pursuant to a liquidation under Article XII shall not be restricted hereunder);

provided, however, that engaging in short sales or selling options or futures "short" shall not be deemed to be incurrence of indebtedness for purposes of this Section 7.03.

        Section 7.04. Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing Partner or of one or more nominees or in "street name," as the Managing Partner may determine. The Managing Partner declares and warrants that any Partnership assets for which legal title is held in the name of the Managing Partner shall be held in trust by the Managing Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

        Section 7.05. Other Business Activities of Partners. Any Partner or Affiliate thereof may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereafter created, and may compete, directly or indirectly, with the business of the Partnership and such activities shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall incur any liability to the Partnership as the result of such Partner's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any of the other Partners shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

        Section 7.06. Transactions with Partners or Affiliates. In addition to transactions described in this Section 7.06 or otherwise specifically contemplated by the terms and provisions of this Agreement, the Partnership is expressly permitted to enter into other transactions with any Partner or any Affiliate thereof provided that the terms of such transactions are equivalent to terms obtainable by the Partnership from a comparable unaffiliated third party. Without limiting the generality of the foregoing, the Partnership is permitted to (i) allocate, in a reasonable manner, consistent with past practices, the costs and expenses incurred by the Managing Partner in connection with the ownership and operation of its businesses, including the Partnership, (ii) use the brokerage, investment banking, underwriting and mutual fund distribution services of Oppenheimer & Co., Inc. ("Opco") in effecting transactions on behalf of the Partnership and pay Opco commissions or fees in accordance with Opco's then current rates for unaffiliated third parties and (iii) make other loans to Partners and their Affiliates on commercially reasonable terms. Loans made to Opfin or its Affiliates (including Op L.P.) shall bear interest at an annual rate at least comparable to the cost to Opco of borrowings of a similar nature, amount and term.

        Section 7.07. Liability of Partner to Partnership and Other Partners. No Partner or any of its Affiliates, officers, directors, employees and agents shall be liable to the Partnership or to any other Partner for any losses sustained or liabilities incurred, including monetary damages, as a result of any act or omission or breach of fiduciary duty (including a breach of any duty of care or any duty of loyalty) of the Partner or any such other Person if the conduct of the Partner or such other Person did not constitute actual fraud, gross negligence or willful or wanton misconduct.

        Section 7.08. Indemnification.

                (a) The Partnership shall indemnify and hold harmless the Partners, their Affiliates and all officers, directors, partners, employees and agents of the Partners and their Affiliates (individually, an "Indemnitee") to the fullest extent provided by law from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his management of the affairs of the Partnership or a Partner or his status as a Partner, an Affiliate thereof, or partner, director, officer, employee or agent thereof or a Person serving at the request of the Partnership, a Partner or any Affiliate thereof in another entity in a similar capacity, which relates to or arises out of the Partnership, its property, business or affairs or the Partners, their properties, businesses or affairs or any document filed with or submitted to the Securities and Exchange Commission or any indemnification of underwriters given in connection therewith, regardless of whether the Indemnitee continues to be a Partner, an Affiliate thereof or a partner, director, officer, employee or agent thereof at the time any such liability or expense is paid or incurred, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof. The negative disposition of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standard set forth in
Section 7.08(b) below. Any indemnification pursuant to this Section 7.08 shall be made only out of the assets of the Partnership and to the extent provided by the first sentence of this Section 7.08(a).

                (b) An Indemnitee shall not be entitled to indemnification under this Section 7.08 with respect to any claim, issue or matter in which it has been adjudged liable for fraud, willful misconduct or gross negligence, unless and only to the extent that the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

                (c) To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay the amount with respect to which it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.08.

                (d) The indemnification provided by this Section 7.08 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, bylaw or vote of the Partners or as a matter of law or otherwise, both as to action in the Indemnitee's capacity as a Partner, an Affiliate thereof or a partner, director, officer or employee or agent thereof and to action in any other capacity, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnitee.

                (e) The Managing Partner and the Partnership may purchase and maintain insurance, to the extent and in such amounts as the Managing Partner, in its sole discretion, deems reasonable, on behalf of Indemnitees and such other Persons as the Managing Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with activities of the Partnership or such Indemnitees, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Managing Partner and the Partnership may enter into indemnity contracts with Indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 7.08 and containing such other procedures regarding indemnification as are appropriate.

                (f) For purposes of this Section 7.08, the Partnership, the Managing Partner or any Affiliate thereof shall be deemed to have requested an Indemnitee to serve as a fiduciary of an employee benefit plan whenever the performance by him of his duties to the Partnership, the Managing Partner or such Affiliate also imposes duties on, or otherwise involves services by, him to the plan or participants of beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines" within the meaning of Section 7.08(a) hereof, and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interest of the Partnership.

                (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.08 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                (h) The provisions of this Section 7.08 are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to create any rights for the benefit of any other Persons.

        Section 7.09. Other Matters Concerning the Partners.

                (a) Each Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                (b) Each Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them, and any opinion of any such Person as to matters that such Partner reasonably believes to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the Partner hereunder in good faith and in accordance with such opinion.

                (c) Each Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorney-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by such Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by such Partner hereunder.

        Section 7.10. Resolution of Conflicts of Interest.

                (a) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between a Partner or any of its Affiliates, on the one hand, and the Partnership or any other Partner or any of such Partner's Affiliates on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that any Partner shall act in a manner which is, or provides terms which are, fair and reasonable to the Partnership or any Partner, such Partner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interests of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by any Partner, the resolution, action or terms so made, taken or provided by such Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or therein.

                (b) The Managing Partner shall establish a Conflicts Committee consisting of at least three members of its Board of Directors, one of whom will not be an employee, officer or stockholder of the Partnership, the Managing Partner or any of their Affiliates (the "Independent Director"). Notwithstanding the provisions of Section 7.10(a) hereof, in the event that a business opportunity comes to the attention of the Managing Partner, which opportunity may be taken by the Partnership, the Managing Partner or any Affiliate thereof, and the Managing Partner cannot reasonably determine, based upon past practices, the appropriate party to take advantage of such opportunity, such determination shall be made by agreement of the Independent Director and at least one of the other members of the Conflicts Committee.

                (c) Whenever in this Agreement the Managing Partner is permitted or required to make a decision (i) in its "sole discretion" or, "discretion," or under a grant of similar authority or latitude, the Managing Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any Partners, or (ii) in its "good faith" or under another express standard, the Managing Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or therein.


                                  ARTICLE VIII

                           COMPENSATION AND EXPENSES

        Section 8.01. Compensation to Managing Partner. The Managing Partner shall not receive any compensation from the Partnership for services rendered in its capacity as a Managing Partner.

        Section 8.02. Expenses of the Partnership. The Partnership shall be responsible for its own expenses and for the reimbursement to the Managing Partner and its Affiliates of all out-of-pocket fees, costs and expenses actually incurred by any of them on behalf of the Partnership. In addition, the Partnership shall be responsible for its pro rata share of expenses of the Managing Partner and its Affiliates. Such expenses shall be allocated by the Managing Partner on a reasonable basis.

        Section 8.03. Reimbursement of Certain Expenses of Op L.P. The Partnership shall pay the annual audit fees, tax preparation fees, transfer agent fees and bookkeeping expenses incurred by, or on behalf of, Op L.P. The Partnership may, in the sole discretion of the Managing Partner, but shall have no obligation to, pay any other expenses incurred by Op L.P.


                                   ARTICLE IX

                               FINANCIAL MATTERS

        Section 9.01. Books and Records. The Managing Partner shall keep, or cause to be kept, books and records with respect to the Partnership, showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership. The Managing Partner shall maintain and preserve all Partnership books and records for such period as the Managing Partner, in its reasonable discretion, shall determine necessary or appropriate, subject to any requirement of federal or state law.

        Section 9.02. Financial Statements and Information.

                (a) All Partnership financial statements shall be accurate and complete in all material respects and shall present fairly the financial positions and operating results of the Partnership.

                (b) As soon as practicable, but in no event later than 120 days after the close of each Fiscal Year, the Managing Partner shall cause to be delivered to each Partner as of the last day of such Fiscal Year reports containing financial statements of the Partnership for the Fiscal Year, presented in accordance with generally accepted accounting principles, including a balance sheet, a statement of income, a statement of Partners' equity and a statement of changes in financial position, such statements to be audited by a firm of independent accountants selected by the Managing Partner.

                (c) As soon as practicable, but in no event later than 75 days after the close of each Fiscal Quarter, except the last Fiscal Quarter of each Fiscal Year, the Managing Partner shall cause to be delivered to each Partner as of the last day of that Fiscal Quarter a report containing such financial information for that Fiscal Quarter as the Managing Partner deems appropriate.

                (d) The Managing Partner shall provide to each Partner such other reports and information concerning the business and affairs of the Partnership (i) as the Managing Partner, in its sole discretion, may deem necessary or appropriate, or (ii) to the extent not provided for in Section 9.02(b) or (c) hereof as such Partner requests for a purpose reasonably related to its interest in the Partnership.

                (e) The Managing Partner shall provide any of the reports or other information referred to in this Section 9.02 to such federal, state or local governments, governmental agencies, other regulatory entities or securities exchanges as shall be required or as the Managing Partner, in its sole discretion, may deem necessary or appropriate.

        Section 9.03. Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing Partner.

        Section 9.04. Place Maintained. The books, accounts and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the Managing Partner, at the principal place of business of the Managing Partner.

        Section 9.05. Preparation of Tax Returns. The Managing Partner, at the expense of the Partnership, shall arrange for the preparation and timely filing of all returns of the Partnership showing all income, gains, deductions and losses necessary for federal, state and local income tax purposes, and shall use all reasonable efforts to furnish to each Partner within 90 days after the close of each taxable year of the Partnership the tax information reasonably required by such Partner for federal, state and local income tax reporting purposes.

        Section 9.06. Tax Elections.

                (a) Except as otherwise specifically provided herein, the Managing Partner shall, in its sole discretion, determine whether to make any available election under the Code or any other applicable state or local tax law on behalf of the Partnership.

                (b) The Managing Partner may make the election described in
Section 754 of the Code on behalf of the Partnership. The Managing Partner shall have the right to seek to revoke any such election upon the Managing Partner's determination that such revocation is in the best interest of Op L.P.

                (c) The Partnership shall elect to amortize and deduct expenses incurred in organizing the Partnership over a 60-month period as provided in
Section 709 of the Code.

                (d) No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state or local tax laws.

                (e) The Managing Partner shall be the "designated organizer" responsible for registering the Partnership, if necessary, pursuant to Treasury Regulation Section 301.6111-IT and as the "designated person" responsible for maintaining lists of investors in the Partnership pursuant to Treasury Regulation Section 301.6112-IT.

        Section 9.07. Tax Controversies. The Managing Partner shall be the "tax matters partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code and is authorized to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Partner agrees to cooperate with the Managing Partner in connection with the conduct of all such proceedings.


                                   ARTICLE X

                        ISSUANCE OF ADDITIONAL INTERESTS

                (a) Subject to paragraphs (b) and (c) below, in order to raise additional capital or acquire assets, to redeem or retire Partnership debt or for any other Partnership purposes, the Managing Partner is authorized to cause the Partnership to issue, at any time and from time to time, on such terms and conditions as it, in its sole discretion, determines, partnership interests in the Partnership having such rights, powers and preferences as the Managing Partner shall designate and debt obligations of the Partnership, including secured and unsecured debt obligations and debt obligations convertible into general partnership interests; provided, however, that the issuance of such interests or securities shall be permitted if (and only if) the Managing Partner (i) determines that the transaction would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes (a "Tax Determination") and (ii) makes an Assignment Determination.

                (b) The affirmative vote or written consent of the holders of more than 50% of the Op L.P. Units not held by the Managing Partner and its Affiliates shall be necessary (x) if the proceeds of any additional Capital Contribution are to be lent by the Partnership to an

Affiliate of the Partnership or (y) in order to issue general partnership interests which rank senior, with respect to any right to receive distributions, to the general partnership interest of Op L.P.

                (c) The Partnership shall not issue any additional or increased general partnership interests to any Partners otherwise than as a consequence of the Restricted Unit Plan and the Restricted Option Plan and the exchange of interests in the Partnership for interests in Op L.P., or unless it has received an opinion of a nationally recognized investment banking firm, chosen in the sole discretion of the general partner of Op L.P. (which investment banking firm may not be an Affiliate of such general partner) that the issuance of such general partnership interest is fair to the limited partners of Op L.P. from a financial point of view.


                                   ARTICLE XI

              TRANSFER OF INTERESTS AND ADMISSION OF NEW PARTNERS

        Section 11.01 Transfer of a Partner's Interest.

                (a) A Partner shall not (i) withdraw from the Partnership or
(ii) except as provided in Section 11.01(b), 11.01(c) or 11.01(d) hereof, transfer all or any portion of its interest in the Partnership.

                (b) A Partner, other than Op L.P., shall have the right to transfer all or any portion of its interest in the Partnership (i) to an Affiliate of the Partner, (ii) in connection with a mortgage, pledge, hypothecation or grant of a security interest in its interest, (iii) in connection with a transfer by the Partner of all or substantially all of its assets to another Person, and the admission of such Person as a general partner, (iv) to any transferee; provided, however, that no transfer may be made under this clause (iv) unless Opfin or an Affiliate of or successor to Opfin remains the Managing Partner after such transfer or the holders of a majority of the outstanding Op L.P. Units not owned of record or beneficially by Opfin or its Affiliates consent to the transfer, and (v) to any transferee if necessary to avoid any material adverse consequences to the Partners of the Partnership resulting from a change in any applicable law or regulation or interpretation thereof.

                (c) A Partner who is also the general partner of Op L.P. or an Affiliate thereof shall have the right to transfer all or any portion of its interest in the Partnership to Op L.P. in exchange for Op L.P. Units or an increased general partnership interest in Op L.P. (upon the terms set forth in Section 9.01 of the Op L.P. Agreement).

                (d) Op L.P. shall not transfer any part of its general partnership interest except for transfers made pursuant to Section 3.03 of the Op L.P. Agreement upon a liquidation of Op L.P.

                (e) If a Partner desires to transfer all or any portion of its interest in the Partnership pursuant to Section 11.01(b) hereof (other than upon foreclosure of a mortgage, pledge, hypothecation or grant of a security interest pursuant to Section 11.01(b)(ii) hereof) or 11.01(c) hereof, such transfer shall be permitted if (and only if) the Managing Partner makes an Assignment Determination and a Tax Determination.

        Section 11.02. Admission of Transferees as Partners. The transferee of all or any portion of a Partner's partnership interest pursuant to Section
11.01 hereof shall be admitted to the Partnership as a Partner upon:

                (i) the transferee's acceptance of, and agreement to be bound by, all the terms and provisions of this Agreement, in form and substance satisfactory to the Managing Partner;

                (ii) evidence of the authority of such transferee to become a Partner and to be bound by all the terms and conditions of this Agreement; and

                (iii) the consent of the Managing Partner, which may be withheld in its sole discretion.

        No Partner shall be permitted to withdraw from the Partnership until the transferee is admitted as a Partner of the Partnership.

        Section 11.03. Allocations and Distributions Prior to Admission.

                (a) All profits and losses of the Partnership attributable to any Partnership interest acquired by reason of an assignment shall be allocated (i) in respect of the portion of the Fiscal Year ending on the effective date of the assignment, to the assignor and
(ii) in respect of subsequent periods, to the assignee.

                (b) An assignee of a partnership interest shall receive allocations of income, gains, credits, deductions, profits and losses of, and distributions from, the Partnership attributable to such partnership interest after the effective date of the assignment.

                (c) The "effective date" of an assignment of an interest in the Partnership for purposes of this Section 11.03 shall be the last day of the month in which the Managing Partner receives written notice of such assignment.


                                  ARTICLE XII

                          DISSOLUTION AND LIQUIDATION

        Section 12.01. Events Causing Dissolution. The Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

                (a) the expiration of the term of the Partnership, as provided in Article IV hereof;

                (b) the withdrawal, death, adjudication of insanity, dissolution or Bankruptcy (as hereinafter defined) of the next to the last remaining Partner, it being understood and agreed that upon the withdrawal, death, adjudication of insanity, dissolution or Bankruptcy of any Partner other than the next to last remaining Partner, the Partnership shall not be wound up but shall be reconstituted and the business continued; or

                (c) a determination of the Managing Partner, or the written consent of Partners having more than 80% of the Percentage Interests, to dissolve the Partnership.

        For purposes of this Agreement, the term "Bankruptcy" of a Partner shall mean (i) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of its creditors or the admission by a partner in writing of its inability to pay its debts as they mature, (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period, or (iv) the entry against it of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

        Section 12.02. Dissolution. Upon an event described in Section 12.01 hereof, the Partnership shall be dissolved and liquidated; provided, however, that if the Partnership is dissolved because of the dissolution of Op L.P. and Op L.P. is subsequently reconstituted and its business is continued, the Partnership shall be deemed to be reconstituted and continued on the same terms and conditions set forth in this Agreement. The Liquidating Trustee (as defined in Section 12.03 hereof) promptly shall notify the Partners of such dissolution.

        Section 12.03. Liquidation. Upon dissolution of the Partnership, the Managing Partner, or, in the event there is no Managing Partner, a Person or Persons selected by Partners having more than 50% of the Percentage Interests, shall liquidate the Partnership (the "Liquidating Trustee"). The Liquidating Trustee shall:

                (a) first, pay (or make provision for the payment of) all creditors of the Partnership, other than Partners or their Affiliates who are creditors, in satisfaction of liabilities of the Partnership in the order of priority provided by law;

                (b) second, pay, on a pro rata basis, all creditors of the Partnership that are Partners or their Affiliates to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership; and

                (c) third,

                (i) determine the fair market value of the Partnership's assets,

                (ii) adjust the Capital Accounts of the Partners upwards or downwards to reflect the difference between the book value of such assets and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such assets and allocated pursuant to Section 6.03 hereof, assuming an actual distribution under
        Section 6.06 hereof, and

                (iii) distribute such assets (whether in cash or in kind) to each Partner pro rata in accordance with such Partner's Capital Account as so adjusted.

        The Liquidating Trustee, if other than the Managing Partner, shall be entitled to receive such compensation for its services as may be approved by all of the Partners. The Liquidating Trustee shall agree not to resign at any time without 60 days' prior written notice and, if other than the Managing Partner, may be removed at any time, with or without cause, by written notice of removal approved by all of the Partners. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall be selected within 90 days thereafter by consent of all of the Partners. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee appointed in the manner herein provided. Except as expressly provided in this Article XII, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all the powers conferred upon the Managing Partner under the terms of this Agreement (but subject to all the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out his duties and functions hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and the liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee as herein provided within 120 days following the event of dissolution, or in the event that the Partners fail to select a successor or substitute Liquidating Trustee within the time periods set forth above, any Partner may make application to the Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee and to establish its compensation.

        Section 12.04. Termination of Partnership. Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Article VI hereof.

                                  ARTICLE XIII

                                   AMENDMENTS

        Section 13.01. Amendments to Be Adopted Solely by the Managing Partner. The Managing Partner, without the approval of any other Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

                (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

                (b) the admission, substitution, termination or withdrawal of a Partner in accordance with this Agreement;

                (c) a change that is necessary or advisable in the opinion of the Managing Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

                (d) a change that is (i) of an inconsequential nature and does not adversely affect the Partners in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as such change does not adversely affect the Partners;
(iii) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation under any federal or state statute, so long as such change is made in a manner which minimizes any adverse effect on the Partners; or (iv) required or contemplated by this Agreement;

                (e) an amendment that is necessary or appropriate, in the opinion of independent counsel to the Partnership, to prevent the Partnership, Op L.P. or the Managing Partner or its directors or officers from in any manner being deemed an investment company pursuant to the provisions of the Company
Act or from being subject to "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;

                (f) a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Managing Partner or the Partnership pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required;

                (g) a change that is necessary to implement the provisions of
Section 3.03 hereof or Section 3.03 of the Op L.P. Agreement; or

                (h) any other amendments similar to the foregoing.

        The authority set forth in Section 13.01(d) hereof shall specifically include the authority to make such amendments to this Agreement as the Managing Partner deems necessary or desirable in the event the Uniform Partnership Law of Delaware is amended to eliminate or change any provision now in effect.

        Section 13.02. Amendment Procedures. Except as provided in Section
13.01 hereof, any proposed amendment
shall be effective only upon the consent of Partners having more than 50% of the Percentage Interests.

                                  ARTICLE XIV

                               POWER OF ATTORNEY

        Each Partner hereby irrevocably constitutes, appoints and empowers the Managing Partner (and any successor by merger, transfer or otherwise), any Liquidating Trustee and each of the Managing Partner's authorized officers and attorneys-in-fact with full power of substitution, as the true and lawful agent and attorney-in-fact of such Person's use or benefit, to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file and/or record in the appropriate public offices (i) all certificates and other instruments, including, at the option of the Managing Partner, this Agreement and all amendments and restatements thereof, that the Managing Partner deems appropriate or necessary to form and qualify, or continue the qualification of, the Partnership in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property; (ii) all other certificates, instruments and documents as may be requested by, or may be appropriate under the laws of, any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property; (iii) all instruments that the Managing Partner deems appropriate or necessary to reflect any conveyances and other instruments or documents that the Managing Partner deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with the terms hereof; (iv) all conveyances and other instruments or documents that the Managing Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination and liquidation of the Partnership pursuant to the terms of the Agreement; (v) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the Managing Partner and its Affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership Assets; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XII hereof; (vii) all instruments (including this Agreement and amendments and restatements thereof) relating to the admission of any Partner pursuant to Article XI hereof; and (viii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of the Agreement in accordance with its terms.

        The appointment by each Partner of the Persons designated in this
Article XIV as attorneys-in-fact is a power of attorney coupled with an interest in recognition of the fact that each of said Persons will be relying upon the power to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapability, bankruptcy or termination of any Partner and it shall extend to such Person's heirs, successors and assigns. Each Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the action taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Partner shall execute and deliver to the Managing Partner, within fifteen (15) days after receipt of the Managing Partner's request therefor, all such further designations, powers of attorney and other instruments as the Managing Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

        Section 15.01. Additional Actions and Documents. Each of the Partners hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of the Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

        Section 15.02. Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by a Partner or the Partnership pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or telex, addressed as follows:

                (a) If to the Managing Partner:

                    Oppenheimer Financial Corp.
                    Oppenheimer Tower
                    World Financial Center
                    New York, New York 10281
                    Attn:  General Counsel

                (b) If to Op L.P.:

                    Oppenheimer Capital, L.P.
                    c/o Oppenheimer Financial Corp.
                    Oppenheimer Tower
                    World Financial Center
                    New York, New York 10281
                    Attn:  General Counsel

                (c) If any other Partner, as such Partner's address appears on the books and records of the Partnership.

Each Partner may designate by notice in writing a new address to which any notice, demand or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery), the return addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt or (with respect to a telex) the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        Section 15.03. Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

        Section 15.04. Survival. It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities, made in this Agreement shall survive the execution and delivery of this Agreement.

        Section 15.05. Waivers. Neither the waiver by a Partner of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder. The Partners hereby waive any right of partition and any right to take any other action which otherwise might be available to them for the purpose of severing their relationship with the Partnership or their interest in the Partnership Assets from the interests of the other Partners.

        Section 15.06. Exercise of Rights. No failure or delay on the part of a Partner or the Partnership in exercising any right, power or privilege hereunder and no course of dealing between the Partners or between a Partner and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

        Section 15.07. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

        Section 15.08. Entire Agreement. This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

        Section 15.09. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.

        Section 15.10. Headings. Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. All references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specifically stated.

        Section 15.11. Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

        Section 15.12. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than such number of counterparts as contain one signature of, or on behalf of, each of the parties hereto.

                                  ARTICLE XVI

                                   EXECUTION

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth in the State of Delaware.

                                          OPPENHEIMER FINANCIAL CORP.

                                          By: /s/ MICHELLE M. KRISTEL
                                              -------------------------------
                                              Name: Michelle M. Kristel
                                              Title: Legal Assistant


                                          OPPENHEIMER CAPITAL, L.P.

                                          By: Oppenheimer Financial Corp.,
                                              General Partner

                                              By: /s/ MICHELLE M. KRISTEL
                                                  ---------------------------
                                                  Name: Michelle M. Kristel
                                                  Title: Legal Assistant

State of Delaware    )
                     ) ss.:
County of New Castle )


        On this 19th day of April, 1991, before me personally appeared Michelle Kristel, to me known, who duly acknowledged to me that she is the duly authorized representative of Oppenheimer Financial Corp., the general partner of Oppenheimer Capital, L.P., a limited partnership, that the foregoing instrument was signed on behalf of said partnership and that the same is the free act and deed of same partnership.

                                                /s/ LISA M. HARRISON
                                                ------------------------
                                                    Lisa M. Harrison
                                                    Notary Public

My commission expires:                          [Illegible seal]

   August 2, 1992

      [seal]

State of Delaware    )
                     ) ss.:
County of New Castle )


        On this 19th day of April, 1991, before me personally appeared Michelle Kristel, to me known, who duly acknowledged to me that she is the duly authorized representative of Oppenheimer Financial Corp., a corporation, that the foregoing instrument was signed on behalf of said corporation by authorization of its Board of Directors and that the same is the free act and deed of same corporation.

                                                /s/ LISA M. HARRISON
                                                ------------------------
                                                    Lisa M. Harrison
                                                    Notary Public

My commission expires:                          [Illegible seal]

[Illegible Date]

    [seal]